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                                                                      EXHIBIT 21

EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT
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
                                                                 Percentage
                                          State or country       of voting
                                          in which               securities
                                          incorporated           owned
                                          ----------------       ----------
 Registrant:
   Dravo Corporation                      Pennsylvania               --

 Subsidiaries of Dravo Corporation:
   Dravo Basic Materials
     Company, Inc.                        Alabama                   100%
   Dravo Equipment Company                Delaware                  100
   Dravo Leasing Company, Inc.            Delaware                  100
   Dravo Lime Company                     Delaware                  100
   Potomac Sand and Gravel Company        District of Columbia       80
   Princeton Ridge, Inc.                  New Jersey                100

 Subsidiaries of Dravo Basic Materials
  Company, Inc.:
   Tideland Industries, Inc.              Louisiana                 100
   Atchafalaya Mining Company, Inc.       Louisiana                 100
   Dravo Bahama Rock, Ltd.                Commonwealth of the
                                           Bahamas                  100
   Dravo Natural Resources Company        Delaware                   50

 Subsidiary of Dravo Lime Company:
   Dravo Natural Resources Company        Delaware                   50

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